UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2021, we announced that Kevin A. D’Amour, Ph.D., had been appointed as our Chief Scientific Officer, effective June 28, 2021.

Employment Agreement with Kevin A. D’Amour

We entered into an employment agreement, dated June 5, 2021 and effective as of June 28, 2021, with Kevin A. D’Amour with respect to terms of his employment as our Chief Scientific Officer. The compensatory terms of the employment agreement, including equity awards, were approved by the compensation committee of the board of directors, which consists of two disinterested members of the board. Dr. D’Amour’s hiring, and his employment agreement, were approved by the board.

The employment agreement provides for our at-will employment of Dr. D’Amour as our Chief Scientific Officer for a term commencing on June 28, 2021 and continuing until terminated by us or Dr. D’Amour.

Under the terms of the employment agreement, we will pay Dr. D’Amour an annual base salary of $415,000, which amount is subject to annual review by the board or the compensation committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the board or the compensation committee.

Dr. D’Amour will be eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of reasonable performance targets set by the board or the compensation committee, each in its sole discretion. The bonus will be determined by the board or the compensation committee and paid annually in March in the year following the performance year on which such bonus is based.

In accordance with the terms of the employment agreement, we will grant to Dr. D’Amour, effective as of June 28, 2021, a time-based nonqualified stock option, which we refer to as the Option Grant, and a time-based restricted stock unit grant, which we refer to as the RSU Grant. The Option Grant and the RSU Grant together will have a grant date fair value for accounting purposes of $5,763,000, or the Grant Value, which will be apportioned equally between the Option Grant and the RSU Grant using a 30-day volume-weighted average stock price as of the grant date and a conversion factor of a stock option award covering two shares to a restricted stock unit award covering one share.

•
The Option Grant will cover a number of shares of common stock equal to one-half of the Grant Value, provided that the number of shares covered by the Option Grant shall not be less than 115,020 or greater than 140,580. The Option shall have an exercise price equal to the closing price of the common stock on the grant date.

•
The RSU Grant will cover a number of shares of common stock equal to one-half of the Grant Value, provided that the number of shares covered by the RSU Grant shall not be less than 57,510 or greater than 70,290.

The Option Grant and the RSU Grant each will vest over four years, with vesting generally subject to Dr. D’Amour’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. D’Amour was made as an inducement material to his entering into employment with us and was approved by the compensation committee without need for stockholder approval.

If Dr. D’Amour’s employment is terminated by us without Cause or by Dr. D’Amour for Good Reason (each such capitalized term as defined in the employment agreement), he will be entitled to, among other things, continued base salary for nine months following the termination date and the total monthly cost of health care continuation coverage pursuant to COBRA for such period. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within ninety days before or twelve months after a Change in Control (as defined in the employment agreement), Dr. D’Amour would become entitled to (a) receive the continued-based salary and total monthly cost of health care continuation coverage described in the preceding sentence for a period of twelve months rather than nine months, (b) receive a lump sum payment of his target annual bonus and (c) accelerated vesting in full of the Option Grant and the RSU Grant. Any of such severance benefits under the employment agreement are contingent on Dr. D’Amour entering into and not revoking a general release of claims in favor of our company.

The employment agreement provides for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) twenty paid vacation days per year.

The employment agreement contains customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.

The foregoing description of Dr. D’Amour’s employment agreement with us does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Background of Kevin A. D’Amour

Kevin A. D’Amour, Ph.D, has served at ViaCyte, Inc., a clinical stage company developing stem cell-based therapy for type 1 and insulin-dependent type 2 diabetes, as Vice President, Research and Chief Scientific Officer since 2011. He served as Director, Stem Cell Biology of ViaCyte from 2010 to 2011 and as a Scientist, Senior Scientist and then Principal Scientist of ViaCyte from 2002 to 2010. Dr. D’Amour received a Ph.D. in Biology from the University of California, San Diego and a B.S. in Animal Science from the University of New Hampshire. He is 48 years old.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1+*	Executive Employment Agreement, dated as of June 5, 2021 and effective as of June 28, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Kevin A. D’Amour.
99.1	Press release of Brooklyn ImmunoTherapeutics, Inc. dated June 8, 2021.

+	Indicates management contract or compensatory plan.
*
An addendum has been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted addendum upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b‑2 of the Securities Exchange Act of 1934 for the addendum so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

Dated: June 10, 2021	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President